Contacts:
Phil McDermott	Jason Golz
CFO	Investor Relations
AltiGen Communications	Financial Dynamics
510-252-9712	415-439-4532
pmcdermott@altigen.com	jason.golz@fd.com

ALTIGEN COMMUNICATIONS POSTS

FIRST QUARTER FISCAL 2007 RESULTS

~ Company achieves 6th consecutive profitable quarter, excluding stock compensation expense ~

~ Cash reaches $10.0 Million ~

Fremont, California - January 24, 2007 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the first quarter of fiscal 2007, ended December 31, 2006.

Revenue for the first quarter of fiscal 2007 was $4.4 million, compared to $4.4 million a year ago and $4.5 million in the previous quarter. Net loss for the first quarter, which includes the effects of stock compensation under SFAS No. 123R, was $94,000 or $0.01 per share, compared to a net loss of $218,000 or $0.01 per share in the same period last year, and net income of $135,000 or $0.01 per diluted share in the previous quarter. Excluding the effects of stock compensation expense, non-GAAP net income for the first quarter of fiscal 2007 was $57,000 or $0.00 per diluted share, compared to net income of $42,000 or $0.00 per diluted share a year ago, and net income of $309,000 or $0.02 per diluted share in the previous quarter. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.

“While our business remained stable in the December quarter, we anticipate that during the remainder of fiscal 2007 we will begin to execute on a renewed strategy, which will incorporate new growth catalysts,” said Gilbert Hu, President and CEO of AltiGen. “Our team has worked diligently to prepare for a strong push in 2007. For example, we have recently announced a premium full-featured VoIP phone system, the MAX1000, which is designed to support smaller offices, such as single or branch office locations. This full-featured, highly integrated, cost effective solution will allow us to push into the ‘below 20’ segment, a market in which we had little penetration. Coincident with this product introduction, we will also begin a marketing campaign to re-introduce the Company, in an effort to increase awareness of our products and technology. In addition, we also intend to leverage our strong cash position to accelerate our growth in the mid-market where we have little presence.

ATGN	Page 2
January 24, 2007
AltiGen Reports First Quarter Fiscal 2007 Financial

“Given that we plan to deploy our assets more strategically in the coming year, having our cash position return to $10 million was an important milestone for AltiGen. All in all, we believe that in 2007, we will be able to accelerate our growth,” concluded Mr. Hu.

Phil McDermott, AltiGen’s CFO said, “We are pleased that our balance sheet continues to improve. As of the end of the quarter, cash and short-term investments increased to $10 million, with no long-term debt.”

Earnings Conference Call

AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, January 24, 2007 to discuss AltiGen’s results of operations for the first quarter. Dial (800) 896-8445 to listen in to the call. A live Webcast will be made available at www.altigen.com and will also be archived for 90 days at this URL following the call.

About AltiGen Communications

AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading manufacturer of VoIP telephony solutions. AltiGen designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results.  AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ™ family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996.   Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money.

For more information, call 1-888-ALTIGEN or visit the Website at www.altigen.com .

ATGN	Page 3
January 24, 2007
AltiGen Reports First Quarter Fiscal 2007 Financial

Safe Harbor Statement
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), AltiGen's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R (“123R”). The non-GAAP financial measures used by management and disclosed by AltiGen exclude the income statement effects of all forms of stock-based compensation and the effects of 123R. The non-GAAP financial measures disclosed by AltiGen should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by AltiGen may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Because management calculates net income without taking into account the effects of the new requirements under 123R, this financial measure is treated as a “non-GAAP financial measure” under Securities and Exchange Commission rules. Management uses this non-GAAP financial measure for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate AltiGen's results on a consolidated basis compared to those of other companies.

AltiGen discloses this information to the public to enable investors who wish to more easily assess AltiGen's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among peer companies.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the SMB market, our successful introduction of the MAX 1000 VoIP phone system to the below 20 segment market, the ability to accelerate our growth in the mid-market, our ability to enhance our customer experience with the goal of capturing multi-site deployments, and be able to improve our financial results. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

(Tables Follow)

ATGN	Page 4
January 24, 2007
AltiGen Reports First Quarter Fiscal 2007 Financial

AltiGen Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter Ended
	December 31
	FY 2007	FY 2006
Net Revenue	$4,372	$4,403
Gross profit	2,361	2,385

Research and development	817	1,027
Selling, general & administrative	1,751	1,649
-		-
Operating profit (loss)
	(207)	(291)
Interest and other income,net
	117	73
Net profit (loss) before tax
	(90)	(218)
Provision for income tax
	4	-
Net income (loss) after tax
	$(94)	$(218)

Basic and diluted net profit (loss) per share	(0.01)	$(0.01)

Weighted average shares outstanding
Basic	15,130	14,842
Diluted	15,130	14,842

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	First Quarter Ended
	December 31
	FY 2007	FY 2006
GAAP net income (loss)	(94)	(218)
Adjustment:
Stock-based compensation	151	260
Non-GAAP net income (loss)	57	42

Non-GAAP basic and diluted net income (loss) per share	$0.00	$0.00

Weighted average shares outstanding
Basic	15,130	14,842
Diluted	15,665	15,470

ATGN	Page 5
January 24, 2007
AltiGen Reports First Quarter Fiscal 2007 Financial

Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2006	September 30, 2006

Cash and cash equivalents	$5,660	$5,053
Short-term investments	4,334	4,869
Accounts receivable, net	2,449	2,230
Inventories	1,797	1,382
Other current assets	187	123
Net property and equipment	627	681
Other long-term assets	303	306
Total Assets	$15,357	$14,644

Current liabilities	$3,235	$2,630
Long-term liabilities	$157	$177
Stockholders' equity	11,965	11,837

Total Liabilities and Stockholders' Equity	$15,357	$14,644